UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Foundation Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2024. At the Annual Meeting, the Company’s stockholders approved the First Foundation Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”). The material terms of the 2024 Equity Incentive Plan are described in “Approval of 2024 Equity Incentive Plan (Proposal No. 2)” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2024 (the “Proxy Statement”), which description is incorporated herein by reference.

The form of restricted stock unit agreement and form of stock option agreement for use with the 2024 Equity Incentive Plan set forth the standard terms and conditions that apply to grants of these types of awards pursuant to the 2024 Equity Incentive Plan, although awards may be granted under the 2024 Equity Incentive Plan that deviate from these standard terms and conditions.

The foregoing descriptions of the 2024 Equity Incentive Plan and the forms of award agreements thereunder are qualified in their entirety by reference to the full text of the 2024 Equity Incentive Plan and the forms of award agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the proposals listed below, each of which was described in the Proxy Statement:

1.	To elect ten members to the Board of Directors of the Company, each to hold office for a term of one year or until his or her respective successor is duly elected and qualified;

2.	To approve the First Foundation Inc. 2024 Equity Incentive Plan;

3.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4.	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers for the year ended December 31, 2023.

Each stockholder of record is entitled to one vote per share of common stock. As of the close of business on April 5, 2024, the record date for the Annual Meeting, there were a total of 56,511,864 shares of the Company’s common stock issued and outstanding. Present at the Annual Meeting, either in person or by proxy, were holders of 42,535,453 shares of the Company’s common stock, constituting a quorum of the Company’s outstanding shares. Set forth below are the final voting results:

Proposal No. 1 - Election of Directors

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Max A. Briggs	35,981,757	1,996,041	94,296	4,463,359
John A. Hakopian	37,050,294	927,504	94,296	4,463,359
Scott F. Kavanaugh	36,401,618	1,638,787	31,689	4,463,359
Ulrich E. Keller, Jr.	37,219,118	821,287	31,689	4,463,359
David G. Lake	37,654,964	323,017	94,113	4,463,359
Elizabeth A. Pagliarini	36,075,926	1,902,055	94,113	4,463,359
Mitchell M. Rosenberg, Ph.D.	32,467,628	5,510,170	94,296	4,463,359
Diane M. Rubin	37,585,402	392,113	94,579	4,463,359
Jacob P. Sonenshine	35,937,936	2,039,763	94,395	4,463,359
Gabriel V. Vazquez	37,615,532	362,167	94,395	4,463,359

The stockholders voted to elect Max A. Briggs, John A. Hakopian, Scott F. Kavanaugh, Ulrich E. Keller, Jr., David G. Lake, Elizabeth A. Pagliarini, Mitchell M. Rosenberg, Ph.D., Diane M. Rubin, Jacob P. Sonenshine and Gabriel V. Vazquez as directors, each to hold office for a term of one year or until his or her respective successor is duly elected and qualified.

Proposal No. 2 – Approval of the 2024 Equity Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
36,187,648	1,766,358	118,088	4,463,359

The stockholders voted to approve the 2024 Equity Incentive Plan.

Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
42,348,750	161,271	25,432	-

The stockholders voted to approve the ratification of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal No. 4 - Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Votes
37,228,848	754,598	88,648	4,463,359

The stockholders voted to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers for the year ended December 31, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Foundation Inc. 2024 Equity Incentive Plan

10.2	First Foundation Inc. Form of Restricted Stock Unit Agreement for 2024 Equity Incentive Plan

10.3	First Foundation Inc. Form of Stock Option Agreement for 2024 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: May 29, 2024	By:	/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
President and Chief Executive Officer